As filed with the Securities and Exchange Commission on ________, 2009

Registration No. 333-162374

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to Form S-3 on

FORM S-3/A

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RAPTOR PHARMACEUTICAL CORP.

(Exact name of Registrant as specified in its charter)

Delaware	2834	86-0883978
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9 Commercial Blvd., Suite 200

Novato, CA 94949

(415) 382-8111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher M. Starr, Ph.D.

Chief Executive Officer

Raptor Pharmaceutical Corp.

9 Commercial Blvd., Suite 200

Novato, CA 94949

(415) 382-8111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Siobhan McBreen Burke, Esq. Kevin M. O’Sullivan, Esq. Paul, Hastings, Janofsky & Walker LLP 515 South Flower Street, 25th Floor Los Angeles, CA 90071 Tel: (213) 683-6000 Fax: (213) 627-0705

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

The purpose of this Pre-Effective Amendment No. 1 to the Form S-3 Registrant Statement on Form S-3/A is to file and add exhibits 5.1 and 23.3, the opinion and consent of Paul, Hastings, Janofsky & Walker LLP, and the Exhibit Index. Accordingly, this Pre-Effective Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. This Pre-Effective Amendment does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee	$1,674
Legal Fees and Expenses	*
Accounting Fees and Expenses	10,000
Miscellaneous	*
Total	*

* Fees payable will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

Our certificate of incorporation, as amended, and bylaws, as amended, provide that we shall, to the fullest extent authorized by the Delaware General Corporation Law, indemnify our directors and executive officers; provided; however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors, and (iii) such indemnification is provided by us, in our sole discretion, pursuant to our powers under the Delaware General Corporation Law.

Pursuant to the terms of the merger agreement between us and our wholly-owned subsidiary, Raptor Pharmaceuticals Corp., for six years from the closing of the merger, we must advance expenses to and indemnify each of our former directors and officers against costs and damages incurred as a result of such person serving in such capacity to the fullest extent permitted under the Delaware General Corporation Law. Pursuant to the terms of such merger agreement, Raptor Pharmaceuticals Corp. was required to purchase an insurance policy with an effective date as of the closing of such merger agreement, which maintains in effect for six years from such closing, the directors’ and officers’ liability insurance policies maintained by us immediately prior to the merger with respect to matters occurring prior to such closing in an amount not to exceed $65,000. We must maintain such directors’ and officers’ liability insurance policies for six years following the closing of the merger which occurred on September 29, 2009. Moreover, pursuant to the terms of such merger agreement, we may not modify or repeal for a period of six years time from September 29, 2009, provisions in our certificate of incorporation, as amended, or bylaws, as amended, with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Raptor in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the effective time of the merger, were officers or directors of Raptor. Finally, pursuant to the terms of such merger agreement, in the event Raptor or Raptor Pharmaceuticals Corp. or any of their respective successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any entity or person, then, and in each such case, proper provision must be made so that the successors and assigns of Raptor or Raptor Pharmaceuticals Corp., as the case may be, shall succeed to the obligations set forth in the merger agreement with respect to the indemnification of officers and directors as described herein.

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses specified in the agreements, including attorneys’ fees, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other entity to which the person provides services at our request.

Our bylaws, as amended, also permit us to maintain insurance to protect us and any director, officer, employee or agent against any liability with respect to which we would have the power to indemnify such persons under the Delaware General Corporation Law. We maintain an insurance policy insuring our directors and officers against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibit Index -

		Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
1.1	Form of Underwriting Agreement *
1.2	Form of Placement Agent Agreement *
3.1	Certificate of Incorporation of Raptor		8-K	000-25571	3.1	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.2	Certificate of Amendment to Certificate of Incorporation of Raptor		8-K	000-25571	3.3	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.3	Articles of Conversion of Raptor		8-K	000-25571	3.4	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.4	Certificate of Conversion of Raptor		8-K	000-25571	3.5	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.5	Certificate of Amendment to Certificate of Incorporation of Raptor		8-K	000-25571	3.1	10/5/09	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.6	Bylaws of Raptor		8-K	000-25571	3.2	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.7	Amendment to Bylaws of Raptor		10-K	000-25571	3.6	3/29/07	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.1	Specimen Common Stock Certificate of Raptor		8-K/A	000-25571	4.1	10/7/09	Raptor
4.2	Rights Agreement, between Raptor and American Stock Transfer and Trust Company (replacing Nevada Agency and Trust Company) and Raptor, dated May 13, 2005		8-K	000-25571	99.2	5/16/05	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.3	Form of Rights Certificate of Raptor (included in Exhibit 4.2)
4.4	Amendment to Rights Agreement of Raptor, dated June 7, 2006		8-K	000-25571	4.1	6/12/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.5	Amendment to Rights Agreement of Raptor, dated October 3, 2006		8-K	000-25571	4.19	3/29/07	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.6	Amendment to Rights Agreement of Raptor, dated July 27, 2009		8-K	000-25571	2.3	7/28/09	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.7	Form of Indemnity Agreement of Raptor		8-K	000-25571	10.13	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.8	Certificate of Designation of Preferred Stock and Form of Preferred Stock Certificate *
4.9	Form of Warrant Agreement and form of Warrant Certificate*
4.10	Form of Unit Agreement and form of Unit Certificate*
4.10	Form of Senior Debt Indenture**
4.11	Form of Subordinated Debt Indenture**

4.12	Form of Senior Note*
4.13	Form of Subordinated Note*
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP	X
23.1	Consent of Burr, Pilger & Mayer, LLP Independent Registered Public Accounting Firm to Raptor and Raptor Pharmaceuticals Corp.**
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to TorreyPines Therapeutics, Inc.**
23.3	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)	X
24	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee on Form T-1 under the Senior Debt Indenture*
25.2	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Debt Indenture*

*	To be filed by amendment or by a report field under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
**	Previously filed with the Form S-3 filed by the Registrant on October 7, 2009.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (and Form S-3/A) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Novato, State of California, on October 8, 2009.

RAP
RAPTOR PHARMACEUTICAL CORP.

By:	/s/ CHRISTOPHER M. STARR
Christopher M. Starr, Ph.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER M. STARR Christopher M. Starr, Ph.D.	Chief Executive Officer, (Principal Executive Officer), Director	October 8, 2009

/s/ KIM R. TSUCHIMOTO Kim R. Tsuchimoto	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	October 8, 2009

* Raymond W. Anderson	Director	October 8, 2009

* Richard L. Franklin, M.D., Ph.D.	Director	October 8, 2009

* Erich Sager	Director	October 8, 2009

* Llew Keltner, M.D., Ph.D.	Director	October 8, 2009

* By: /s/ CHRISTOPHER M. STARR
Christopher M. Starr, Ph.D.
Attorney-in-fact

EXHIBIT INDEX

		Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
1.1	Form of Underwriting Agreement *
1.2	Form of Placement Agent Agreement *
3.1	Certificate of Incorporation of Raptor		8-K	000-25571	3.1	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.2	Certificate of Amendment to Certificate of Incorporation of Raptor		8-K	000-25571	3.3	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.3	Articles of Conversion of Raptor		8-K	000-25571	3.4	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.4	Certificate of Conversion of Raptor		8-K	000-25571	3.5	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.5	Certificate of Amendment to Certificate of Incorporation of Raptor		8-K	000-25571	3.1	10/5/09	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.6	Bylaws of Raptor		8-K	000-25571	3.2	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
3.7	Amendment to Bylaws of Raptor		10-K	000-25571	3.6	3/29/07	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.1	Specimen Common Stock Certificate of Raptor		8-K/A	000-25571	4.1	10/7/09	Raptor
4.2	Rights Agreement, between Raptor and American Stock Transfer and Trust Company (replacing Nevada Agency and Trust Company) and Raptor, dated May 13, 2005		8-K	000-25571	99.2	5/16/05	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.3	Form of Rights Certificate of Raptor (included in Exhibit 4.2)
4.4	Amendment to Rights Agreement of Raptor, dated June 7, 2006		8-K	000-25571	4.1	6/12/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.5	Amendment to Rights Agreement of Raptor, dated October 3, 2006		8-K	000-25571	4.19	3/29/07	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.6	Amendment to Rights Agreement of Raptor, dated July 27, 2009		8-K	000-25571	2.3	7/28/09	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.7	Form of Indemnity Agreement of Raptor		8-K	000-25571	10.13	10/10/06	Raptor (as filed by TorreyPines Therapeutics, Inc.)
4.8	Certificate of Designation of Preferred Stock and Form of Preferred Stock Certificate *
4.9	Form of Warrant Agreement and form of Warrant Certificate*
4.10	Form of Unit Agreement and form of Unit Certificate*
4.10	Form of Senior Debt Indenture**
4.11	Form of Subordinated Debt Indenture**
4.12	Form of Senior Note*
4.13	Form of Subordinated Note*
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP	X
23.1	Consent of Burr, Pilger & Mayer, LLP Independent Registered Public Accounting Firm to Raptor and Raptor Pharmaceuticals Corp.**

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to TorreyPines Therapeutics, Inc.**
23.3	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)	X
24	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee on Form T-1 under the Senior Debt Indenture*
25.2	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Debt Indenture*

*	To be filed by amendment or by a report field under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
**	Previously filed with the Form S-3 filed by the Registrant on October 7, 2009.